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                                                                    Exhibit 23.1

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 1, 2000 relating to the financial statements and financial statement schedule, which appears in Rochester Gas and Electric Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/  PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Rochester, New York
December 21, 2000